Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Huntsman International LLC(1)

 (Exact name of obligor as specified in its charter)

Delaware	87-0630358
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Huntsman Way Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip code)

Huntsman International LLC(1)

4.875% Senior Notes due 2020

Guarantees of 4.875% Senior Notes due 2020

(Title of the indenture securities)

(1) See Table of Additional Registrants on following page.

Table of Additional Registrants

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Airstar Corporation	Utah	2800	87-0457111
Huntsman Advanced Materials Americas LLC	Delaware	2800	52-2215309
Huntsman Advanced Materials LLC	Delaware	2800	92-0194012
Huntsman Australia LLC	Utah	2800	87-0510821
Huntsman Australia Holdings LLC	Utah	2800	87-0620479
Huntsman Chemical Purchasing LLC	Utah	2800	87-0568517
Huntsman Enterprises LLC	Utah	2800	87-0562447
Huntsman Ethyleneamines LLC	Texas	2800	87-0668124
Huntsman Fuels LLC	Texas	2800	91-2085706
Huntsman International Financial LLC	Delaware	2800	87-0632917
Huntsman International Fuels LLC	Texas	2800	91-2073796
Huntsman International Trading Corporation	Delaware	2800	87-0522263
Huntsman MA Investment Corporation	Utah	2800	87-0564509
Huntsman MA Services Corporation	Utah	2800	87-0661851
Huntsman Petrochemical LLC	Delaware	2800	58-1594518
Huntsman Petrochemical Purchasing LLC	Utah	2800	87-0568520
Huntsman Procurement LLC	Utah	2800	87-0644129
Huntsman Propylene Oxide LLC	Texas	2800	91-2073797
Huntsman Purchasing, Ltd.	Utah	2800	84-1370346
Huntsman Surfactants Technology Corporation	Utah	2800	87-0620480
Polymer Materials Inc.	Utah	2800	87-0432897
Tioxide Americas (Holdings) LLC	Delaware	2800	27-4242817
Tioxide Americas LLC	Cayman Islands	2800	98-0015568
Tioxide Group	U.K.	2800	98-0207605

*                                         Address and telephone number of principal executive office are the same as those of Huntsman International LLC.

Item 1.   General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                              Not applicable.

Item 16.  List of Exhibits.                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                                            See Exhibit 2

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 18th day of March, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

EXHIBIT 6

March 18, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22,460
Interest-bearing balances		105,937
Securities:
Held-to-maturity securities		0
Available-for-sale securities		203,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		46
Securities purchased under agreements to resell		30,783
Loans and lease financing receivables:
Loans and leases held for sale		29,991
Loans and leases, net of unearned income	745,960
LESS: Allowance for loan and lease losses	14,234
Loans and leases, net of unearned income and allowance		731,726
Trading Assets		34,637
Premises and fixed assets (including capitalized leases)		7,746
Other real estate owned		3,891
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		11
Intangible assets
Goodwill		21,545
Other intangible assets		19,870
Other assets		53,226

Total assets		$1,266,125

LIABILITIES
Deposits:
In domestic offices		$918,331
Noninterest-bearing	253,411
Interest-bearing	664,920
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,108
Noninterest-bearing	1,821
Interest-bearing	74,287
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		17,247
Securities sold under agreements to repurchase		12,230

Dollar Amounts
In Millions

Trading liabilities	18,815
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,654
Subordinated notes and debentures	16,747
Other liabilities	32,260

Total liabilities	$1,131,392

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,833
Retained earnings	24,167
Accumulated other comprehensive income	7,144
Other equity capital components	0

Total bank equity capital	133,663
Noncontrolling (minority) interests in consolidated subsidiaries	1,070

Total equity capital	134,733

Total liabilities, and equity capital	$1,266,125

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Michael Loughlin